4Q 2022 Earnings Presentation

2 Westlake Fourth Quarter 2022 Highlights ▪ Compared to the prior-year period, fourth quarter financial results were impacted by lower sales volume1 and selling prices due to customer destocking, China lockdowns, lackluster European demand and rising interest rates: ▪ Net sales of $3.3 billion, a decrease of 6% vs. fourth quarter 2021 net sales ▪ Net income of $232 million, a decrease of 64% vs. fourth quarter 2021 net income ▪ EBITDA of $619 million, a decrease of 45% vs. fourth quarter 2021 EBITDA ▪ Benefited from the contributions of recent acquisitions, including recurring annualized synergies and other cost savings of $50 million ▪ Targeting an incremental $55 - $105 million of annualized savings in 2023 from a number of initiatives ▪ Free cash flow of $538 million increased $25 million vs. fourth quarter 2021 free cash flow ▪ Strong balance sheet with $2.2 billion of cash and cash equivalents and $4.9 billion of gross debt locked in at rates averaging 3.2% with a weighted average maturity of 17 years 1) Excluding the Westlake Epoxy acquisition Note: Reconciliations of Free Cash Flow to Net Cash Provided by Operating Activities and of EBITDA to Net Income, Income from Operations and Net Cash Provided by Operating Activities can be found on pages 12 and 13

Westlake Fourth Quarter and Full Year 2022 Performance

Full Year 2022 Financial Results

Sales:	Net income:	Net income per share:	EBITDA:
$15.8 B	$2.2 B	$17.34	$4.2 B

($ in millions)	4Q 2022	3Q 2022	4Q 2022 vs. 3Q 2022	4Q 2021	4Q 2022 vs. 4Q 2021	YTD 2022	YTD 2021	YTD 2022 vs. YTD 2021
Sales	$3,299	$3,956	(17%)	$3,507	(6%)	$15,794	$11,778	34%
Operating Income	$327	$516	(37%)	$873	(63%)	$3,050	$2,800	9%
Performance and Essential Materials EBITDA	$443	$561	(21%)	$997	(56%)	$3,237	$3,247	(0%)
Housing and Infrastructure Products EBITDA	$133	$254	(48%)	$162	(18%)	$955	$534	79%
Corporate EBITDA	$43	($11)	-	($28)	-	($13)	($88)	-
EBITDA[1]	$619	$804	(23%)	$1,131	(45%)	$4,179	$3,693	13%

Full Year 2022:

+ Westlake's leading market positions, globally cost-advantaged assets and vertical integration captured strong margins in 1H 2022, and as economic conditions weakened in 2H 2022 we served customers from our globally cost-advantaged assets
+ Caustic soda prices rose sharply on firm industrial demand in 1H 2022 and weak PVC and construction markets in 2H 2022

Fourth Quarter 2022:

– Lower organic sales volume due to customer destocking and globally lower demand levels across most products
+ Feedstock, fuel and power costs fell on a sequential basis improving our North American feedstock advantage

1) Reconciliations of EBITDA, Performance and Essential Materials EBITDA, Housing and Infrastructure Products EBITDA and Corporate EBITDA to the applicable GAAP measures can be found on pages 13 and 14

Westlake

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Committed to Operating Excellence

Allocate Capital



Strong capital stewardship

Accelerate Growth



Attractive organic and inorganic opportunities

Continuous Improvement



Investments in innovation and technology

Empower Employees



Ownership mentality putting safety first

Sustainability Focus



Environmentally sustainable products

2022 ACCOMPLISHMENTS

- 20% dividend increase
- Repurchased 1.1 million shares for ~$100 million

- Westlake Epoxy and Trimboard acquisitions
- 120k ECU expansion

- Focus on specialty products supported by our 9 global R&D centers

- 1st quartile injury rate compared to Bureau of Labor Statistics

- New products (ex. PVCO, GreenVin®, etc.)
- Announced a 20% carbon emission intensity reduction goal

Westlake

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Performance and Essential Materials ("PEM") Segment Performance

($ in millions)	4Q 2022	3Q 2022	4Q 2022 vs. 3Q 2022	4Q 2021	4Q 2022 vs. 4Q 2021	YTD 2022	YTD 2021	YTD 2022 vs. YTD 2021
Performance Materials Sales	$1,286	$1,689	(24%)	$1,664	(23%)	$6,964	$5,997	16%
Essential Materials Sales	$1,075	$1,022	5%	$796	35%	$4,044	$2,673	51%
Total PEM Sales	$2,361	$2,711	(13%)	$2,460	(4%)	$11,008	$8,670	27%
Operating Income	$219	$353	(38%)	$821	(73%)	$2,416	$2,549	(5%)
EBITDA[1]	$443	$561	(21%)	$997	(56%)	$3,237	$3,247	(0%)
EBITDA Margin[2]	19%	21%	-	41%	-	29%	37%	-

– Volume fell 4% compared to 3Q 2022 primarily due to customer destocking and globally lower demand
– Reduced production at select European assets in response to high energy costs
– PE, PVC and Epoxy experienced lower average selling prices on both a sequential and year-over-year basis as customer destocking and slower demand growth drove prices lower, resulting in lower margins
+ Tightening of global markets drove higher Essential Materials selling prices on both a sequential and year-over-year basis

PEM Segment 4Q 2022 vs. 3Q 2022	
Average Sales Price	Volume
-9.4%	-3.5%

PEM Segment 4Q 2022 vs. 4Q 2021	
Average Sales Price	Volume
-8.7%	+4.7%

1) Reconciliations of PEM EBITDA to the applicable GAAP measure can be found on page 14
2) EBITDA margin is calculated by dividing EBITDA by Total PEM Sales

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Westlake

Performance and Essential Materials Update

1. Cost-advantaged North America position (~85% of production capacity) at a time of high global raw material and energy costs provides increased export opportunities to counter slowing demand in some domestic end markets

2. Industry-wide North American polyethylene inventory declined in the fourth quarter of 2022, bringing it closer to historical levels, which is contributing to improved market sentiment to start 2023

3. Strong caustic soda sales prices driven by lower chlor-alkali operating rates due to globally slowing PVC demand in 4Q in building and construction

4. New products, such as PVCO pipe and GreenVin®, are meeting market demand for lower-carbon plastics and materials and show promising growth





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Westlake

7 Housing and Infrastructure Products (“HIP”) Segment Performance 1) Reconciliations of HIP EBITDA to the applicable GAAP measure can be found on page 14 2) EBITDA margin is calculated by dividing EBITDA by Total HIP Sales – Seasonal volume declines compounded by customer inventory destocking and lower construction activity – Significantly lower Infrastructure Products volumes, on both a sequential and year-over-year basis – Sequentially lower segment margins from seasonality and destocking by customers + Average sales price remained firm in the fourth quarter despite the volume decline + Supply chains normalized and material costs declined HIP Segment 4Q 2022 vs. 3Q 2022 Average Sales Price Volume -0.3% -24.3% HIP Segment 4Q 2022 vs. 4Q 2021 Average Sales Price Volume +11.6% -21.9% ($ in millions) 4Q 2022 3Q 2022 4Q 2022 vs. 3Q 2022 4Q 2021 4Q 2022 vs. 4Q 2021 YTD 2022 YTD 2021 YTD 2022 vs. YTD 2021 Housing Products Sales $758 $1,018 (26%) $843 (10%) $3,864 $2,334 66% Infrastructure Products Sales $180 $227 (21%) $204 (12%) $922 $774 19% Total HIP Sales $938 $1,245 (25%) $1,047 (10%) $4,786 $3,108 54% Operating Income $68 $186 (63%) $86 (21%) $675 $356 90% EBITDA 1 $133 $254 (48%) $162 (18%) $955 $534 79% EBITDA Margin 2 14% 20% - 15% - 20% 17% -

8 Joint Center for Housing Study’s Leading Indicator of Remodeling Activity (LIRA) forecasts 2.6% growth in U.S. repair & remodel (R&R) spending in 2023 Homebuilders report modest improvement in orders and cancelations to start 2023 after mortgage rates stabilized and affordability improved from recent lows Longer-term fundamentals for housing strength remain intact due to recent decade of under-building, increasingly favorable demographics, and prevalence of remote work Infrastructure Investment and Jobs Act beginning to drive demand as states and municipalities develop and start construction of projects to address U.S. infrastructure needs 1 2 3 4 Housing and Infrastructure Products Update

9 To further reduce our carbon footprint, we are allocating capital to both proven and emerging technologies, including additional product and operational innovations. This includes: • Energy-efficiency projects • Increasing power from less carbon-intensive electricity providers • Adding more hydrogen as a fuel gas • Other continuous operational improvements Sustainability Update: 2030 Carbon Emissions Reduction Goal On February 21, 2022 we officially announced a carbon emissions reduction goal: Reduce Scope 1 and Scope 2 emissions by 20% by 20301 PROGRESS TO DATE: We are approaching a 15% reduction as of the end of 2022 “Westlake has been lowering carbon intensity every year through our continuous improvement efforts and capital investments. As a manufacturer of essential products that enhance people’s lives every day, we are committed to innovating more sustainable products and producing them in a more sustainable fashion.” – Albert Chao, Westlake President and CEO 1) From a 2016 baseline Currently comply with SASB and GRI standards Working towards compliance with TCFD standards

10 Financial Reconciliations

11 Consolidated Statements of Operations Performance and Essential Materials Sales $ 2,361 $ 2,460 $ 2,711 $ 11,008 $ 8,670 Housing and Infrastructure Products Sales 938 1,047 1,245 4,786 3,108 Net sales 3,299 3,507 3,956 15,794 11,778 Cost of sales Gross profit Selling, general and administrative expenses Amortization of intangibles Restructuring, transaction and integration-related costs Income from operations Interest expense Other income, net Income before income taxes Provision for income taxes Net income Net income attributable to noncontrolling interests Net income attributable to Westlake Corporation $ 232 $ 644 $ 401 $ 2,247 $ 2,015 Earnings per common share attributable to Westlake Corporation: Basic $ 1.80 $ 5.01 $ 3.12 $ 17.46 $ 15.66 Diluted $ 1.79 $ 4.98 $ 3.10 $ 17.34 $ 15.58 17 50 55 11 16 412 184 649 607 6 516 (44) 24 2021 2022 2021 (In millions of dollars, except per share data) 496 84 57 (43) (46) (177) (176) 661 2,297 2,070 305 845 2,946 2,677 21 18 73 53 248 9 15 33 21 327 873 3,050 2,800 551 31 40 155 123 39 215 2022 200 168 835 Three months ended December 31, Twelve months ended December 31, Three months ended September 30, 567 1,096 4,073 3,495 2022 3,180 776 2,732 2,411 11,721 8,283

12 Reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities Net cash provided by operating activities $ 835 $ 757 $ 947 $ 3,395 $ 2,394 Less: Additions to property, plant and equipment Free cash flow $ 538 $ 513 $ 629 $ 2,287 $ 1,736 (297) (244) (318) (1,108) (658) (In millions of dollars) Three months ended December 31, Twelve months ended December 31, 20222022 2021 2022 2021 Three months ended September 30,

13 Reconciliation of EBITDA to Net Income, Income from Operations and Net Cash Provided by Operating Activities Net cash provided by operating activities $ 835 $ 757 $ 947 $ 3,395 $ 2,394 Changes in operating assets and liabilities and other Deferred income taxes Net income Less: Other income, net Interest expense Provision for income taxes Income from operations Add: Depreciation and amortization Other income, net EBITDA $ 619 $ 1,131 $ 804 $ 4,179 $ 3,693 24 21 18 73 53 264 271 240 1,056 840 (84)(57) (184) (649) (607) 516 327 873 3,050 2,800 24 21 18 73 53 (44)(43) (46) (177) (176) 412248 661 2,297 2,070 (In millions of dollars) (23) (572)(652) (123) (1,119) (301) 37 65 27 21 Three months ended December 31, Twelve months ended December 31, 20222022 2021 2022 2021 Three months ended September 30,

14 Reconciliation of PEM, HIP and Corporate EBITDA to Applicable Operating Income (Loss) Note: EBITDA margin is calculated by dividing EBITDA by Sales; see pages 5 and 7 for details Three months ended December 31, Twelve months ended December 31, 2022 2021 2022 2022 2021 Performance and Essential Materials EBITDA $ 443 $ 997 $ 561 $ 3,237 $ 3,247 Less: Depreciation and Amortization 212 168 196 784 665 Other Income (Expenses) 12 8 12 37 33 Performance and Essential Materials Operating Income (Loss) 219 821 353 2,416 2,549 Housing and Infrastructure Products EBITDA 133 162 254 955 534 Less: Depreciation and Amortization 57 70 65 263 168 Other Income (Expenses) 8 6 3 17 10 Housing and Infrastructure Products Operating Income (Loss) 68 86 186 675 356 Corporate EBITDA 43 (28) (11) (13) (88) Less: Depreciation and Amortization 2 2 3 9 7 Other Income (Expenses) 1 4 9 19 10 Corporate Operating Income (Loss) 40 (34) (23) (41) (105) Performance and Essential Materials Operating Income (Loss) 219 821 353 2,416 2,549 Housing and Infrastructure Products Operating Income (Loss) 68 86 186 675 356 Corporate Operating Income (Loss) 40 (34) (23) (41) (105) Total Operating Income (Loss) 327$ 873$ 516$ 3,050$ 2,800$  (In millions of dollars) Three months ended September 30,

15 Safe Harbor Language This presentation contains certain forward-looking statements including statements regarding creating value for our shareholders, pricing and demand for our products, industry outlook and market sentiment for both of our segments, our cost control and efficiency efforts, our ability to deliver end-use building products to consumers, our ability to capture integrated chain margin, our development of additional sustainable products in the future, our sustainability goals and commitments and progress in our reduction in carbon impact to date, our allocation of capital to technology, increased export opportunities in our Performance and Essential Materials segment, and the impact of the Infrastructure Investment and Jobs Act on demand of certain of our products. Actual results may differ materially depending on factors, including, but not limited to, the following: the effects of our recently completed acquisitions, including our future financial condition, results of operations, strategy and plans; and expected synergies and other benefits from the acquisitions and our ability to realize such synergies and other benefits; general economic and business conditions; the cyclical nature of the chemical and building products industries; the availability, cost and volatility of raw materials and energy; uncertainties associated with the United States, European and worldwide economies, including those due to political tensions and unrest in the Middle East and elsewhere including the conflict between Russia and Ukraine; uncertainties associated with pandemic infectious diseases, particularly COVID-19; current and potential governmental regulatory actions in the United States and other countries; industry production capacity and operating rates; the supply/demand balance for our products; competitive products and pricing pressures; instability in the credit and financial markets; access to capital markets; terrorist acts; operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, spills and releases and other environmental risks); changes in laws or regulations, including trade policies; technological developments; information systems failures and cyber attacks; foreign currency exchange risks; our ability to implement our business strategies; creditworthiness of our customers; and other factors described in our reports filed with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. Any of these factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements. Every forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. Investor Relations Contacts Westlake Corporation 2801 Post Oak Boulevard, Suite 600 Houston, Texas 77056 713-960-9111 Steve Bender Executive Vice President & Chief Financial Officer Jeff Holy Vice President & Treasurer